Exhibit 99.1

PRESS RELEASE

INX Announces Unified Computing System Architecture Events

INX to host Data Center Architecture events in Boston, Los Angeles and Seattle  highlighting Cisco’s just announced Unified Computing System data center architecture

Tuesday, March 17, 6:00 am ET

HOUSTON--(BUSINESS WIRE)--INX announced today that it is hosting multiple Data Center Architecture customer events with Cisco, NetApp, and VMware.  The events include presentations that focus on the design and implementation of a virtualized data center architecture.  The events introduce the unified computing architecture and describes the specific roles and collaboration efforts of all three industry leaders: Cisco, VMware and NetApp, as well as INX's role, in the next generation data center.

Commenting on Cisco's announcement yesterday of its Unified Computing System, James Long, Chairman & CEO of INX said "Yesterday Cisco announced more than the fact that the company is entering the server business.  Cisco's vision is for a new method of data center architecture that will fuse network, storage and virtualized server computing technology into a unified technology infrastructure architecture that is more environmentally friendly, and which will result in substantially improved performance and cost savings.  While INX intends to offer Cisco's new server products, INX's opportunity is really much more than simply selling server products; our opportunity is to be a leading provider of the entire solution, integrating the technology from the leading manufacturers of data center networking, storage and virtualized server technology into a virtualized data center solution for our customer, the end result of which is Unified Computing."

Mark Hilz, President of INX, commented, “We are pleased to be hosting these customer events with Cisco, VMware and NetApp and to be considered a key solution provider partner by all three industry leaders. We have been investing substantial resources to make sure that our customers can get the maximum benefit from the transformation in the enterprise data center to a new architecture that is lower cost, more flexible and more resilient.  Yesterday's announcement by Cisco Systems validates our vision around the virtualized data center and sets the stage for a substantial market opportunity for INX.  INX's data center business grew over 140% in 2008 without offering server technology, a key data center technology component.  We believe Cisco's server product will represent a significant opportunity for INX because we believe it is going to be compelling for our customers.”

Steve Kaplan, Vice President of Data Center Virtualization for INX stated “Cisco is going to be delivering the Unified Computing System through its solution provider partners, and as a leading data center solutions partner, INX has already been architecting and delivering the building blocks of these types of advanced solutions to our customers. Our early Nexus data center switch technology experience and success, and our substantial experience providing data center virtualization consulting positions INX well to further enhance our leadership in architecting and delivering virtualized data center solutions.”

The One Architecture, Three Industry Leaders event hosted by Cisco, VMware, NetApp and INX will be held in Boston on March 31, in Seattle on April 21 and in Los Angeles on April 22. More information on these events can be obtained at http://www.registerpromotions.com/eventreg/index.cfm?FormID=23984.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI - News) is a leading U.S. provider of technology infrastructure solutions for enterprise organizations. We offer a suite of advanced technology solutions focused around the entire life-cycle of enterprise network, unified communications and data center virtualization infrastructure.  Our customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies. Additional information about INX can be found on the Web at www.inxi.com.

SAFE HABOR STATEMENT:

The statements contained in this document that are not statements of historical fact, including, but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and INX performance.  All such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. INX expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

CONTACT:

INX Inc.
Brian Fontana, Chief Financial Officer
713-795-2000
Brian.Fontana@inxi.com